UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 21, 2010

RENTECH, INC.
 (Exact name of registrant as specified in its charter)

Colorado	001-15795	84-0957421
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10877 Wilshire Boulevard, Suite 600 Los Angeles, California	90024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 571-9800

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 21, 2010 Rentech, Inc. (the “Company”) and its subsidiary Rentech Energy Midwest Corporation (“REMC”) entered into an Amendment to Credit Agreement, Waiver and Collateral Agent Consent (the “Amendment and Waiver”), among REMC, the Company, certain subsidiaries of the Company, certain lenders party thereto and Credit Suisse AG, Cayman Islands Branch (“Credit Suisse”), as administrative agent and collateral agent, which amends and waives certain provisions of the Credit Agreement, dated as of January 29, 2010, among REMC, as the borrower, the Company, the lenders thereto and Credit Suisse (the “Credit Agreement”), pursuant to which Credit Agreement, REMC initially borrowed a term loan in the principal amount of $62.5 million (the “Term Loan”).

The Amendment and Waiver, among other things, modified the excess cash flow calculation, the prepayment premium schedule, the interest coverage financial covenant and the maximum leverage financial covenant; waived the EBITDA and maximum principal requirements in connection with the First Incremental Loan (as described below); and increased the maximum aggregate incremental term loan amount to $35 million. The Amendment and Waiver also included an early prepayment of $15 million of principal of the Term Loan outstanding under the Credit Agreement made from cash at REMC that had been held for such purpose. The $15 million prepayment will be deducted from the mandatory excess cash flow prepayment for fiscal year 2010, if any, pursuant to the terms of the Credit Agreement.

Simultaneously upon entering into the Amendment and Waiver, REMC and Rentech entered into an incremental loan assumption agreement (the “Incremental Loan Agreement”) to borrow an additional $20 million (the “First Incremental Loan”), with proceeds of approximately $18.5 million transferred to Rentech in the form of an intercompany loan. The First Incremental Loan was issued with original issue discount of 6%, and is subject to annual amortization, payable quarterly, of 3.75% of the original principal amount for the remainder of calendar year 2010, 7.5% of the original principal amount for calendar year 2011, 15.0% of the original principal amount for calendar years 2012 and 2013, and the remainder payable in the last six months prior to maturity. The other terms of the First Incremental Loan, including without limitation, the maturity date, interest rate and collateral security, are the same as the Term Loan.

The descriptions of the Amendment and Waiver and Incremental Loan Agreement are qualified in their entirety by reference to the full text of such agreements which are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.

Item 7.01	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENTECH, INC.

Date: July 26, 2010	By: /s/ Dan J. Cohrs
Dan J. Cohrs
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment to Credit Agreement, Waiver and Collateral Agent Consent, dated as of July 21, 2010, among Rentech Energy Midwest Corporation, Rentech, Inc., certain subsidiaries of Rentech, Inc., the Lenders party thereto and Credit Suisse AG, Cayman Islands Branch.
10.2	Incremental Loan Assumption Agreement, dated as of July 21, 2010, among Rentech Energy Midwest Corporation, Rentech, Inc., certain subsidiaries of Rentech, Inc., the Incremental Lenders party thereto and Credit Suisse AG, Cayman Islands Branch.

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